Exhibit 99.1

BPZ Energy Announces Gas Discovery at Onshore Block XXIII and

Discussions for Gas Sales Pilot Project

HOUSTON, TX ‒ October 30, 2014 ‒ BPZ Energy (NYSE: BPZ) (BVL: BPZ), an independent oil and gas exploration and production company, today provided an operations update regarding the 2014 exploration campaign at onshore Block XXIII.

Onshore Block XXIII (100% BPZ; 200,000 acres)

Three onshore shallow exploration wells, ranging in depth from 3,500 to 3,800 feet, have been drilled at Block XXIII during 2014. These wells targeted the Caracol, El Cardo, and Piedra Candela prospects, which are on a six-mile trend. All three wells tested dry gas from the Mancora formation. The Caracol 1X well also recovered some light oil from the Heath formation and also tested dry gas from the Zorritos formation.

The Piedra Candela 3X exploratory well reached a total depth of 3,515 feet. The well is located at the northeastern tip of Block XXIII near Block XIX (100% BPZ; 500,000 acres), and tested a combined 4.1 million cubic feet per day (mmscfpd) from two zones that were stimulated. Internal volumetric estimates for the Piedra Candela discovery are up to 39 billion cubic feet (Bcf) of gas, assuming the prospect is full to the spill point. The Caracol 1X and El Cardo 2X wells tested 1.5 and 0.3 mmscfpd, respectively. Internal volumetric estimates for the Caracol and El Cardo discoveries are up to 34.9 Bcf and up to 10.1 Bcf of gas, respectively, assuming the prospects are full to the spill point.

The Company will pursue a long term testing program in these Block XXIII prospects, starting with Piedra Candela, and potentially sell the tested gas under a pilot program to the local communities. The Company is in preliminary discussions with a local compressed natural gas (CNG) distributor to establish terms of the transaction, including sales volumes and pricing. Additional appraisal wells could be included in the long term testing program. The Company has already received the long term gas testing permit.

This is the first time that the Mancora formation has tested gas onshore. Offshore, the Mancora formation tested gas from the C-18X well drilled by a previous operator in the Piedra Redonda field at Block Z-1. This well is approximately 26 miles from the Piedra Candela 3X well. In addition, between the Piedra Candela and Piedra Redonda discovery gas wells, logs from several onshore exploration wells drilled by prior operators in Block XXIII had strong evidence of gas pay in the same Mancora formation, which could potentially define a regional Mancora gas play. A 2010 report prepared by Netherland, and Sewell & Associates, Inc. provided an assessment based on SPE guidelines, that prospective gas resources could exceed 5 trillion cubic feet (TCF) in the Mancora gas play.

While the Company continues to explore and appraise the Mancora gas play which will require additional wells and studies, the Company is also reviewing other avenues for larger scale commerciality from development of current and future onshore gas discoveries. This could include revenue and cash flow from broader CNG sales, micro or mini LNG projects, the Company’s previously announced gas to power project, a future Peruvian northern gas pipeline project being promoted by the Government, and gas exports to Ecuador.

Furthermore, the Company continues to work on the environmental permits to also be able to drill the Eocene oil prospects mapped in the southern section of Block XXIII, which is also found below the Mancora formation in Piedra Redonda.

Manolo Zuniga, President and CEO commented, “We are excited about the progress being made with our onshore exploration program at Block XXIII, including our potential future first gas sales, which could provide economic benefit while we continue testing these discoveries. Block XXIII results are also encouraging with respect to what we may find at our bordering Block XIX, where we plan on acquiring additional 3D seismic, as well as Piedra Redonda, which has already tested gas and could also contain oil below.

This activity onshore further defines our regional gas strategy, potentially anchored by the Block Z-1 Corvina gas to power project. Development of these gas projects will provide the needed local and export markets for our prospective gas potential, while helping meet the energy needs of the local communities in the region. Commercialization of the gas onshore and offshore would also provide us the ability to book gas reserves and obtain additional cash flow.”

ABOUT BPZ ENERGY

BPZ Energy is an independent oil and gas exploration and production company with license contracts covering 1.9 million net acres in four blocks located in northwest Peru. Current operations in these blocks range from early-stage exploration to production. The Company holds a 51% working interest in offshore Block Z-1, where development drilling is currently underway at the Corvina and Albacora fields. Onshore, the Company holds 100% working interests in Blocks XIX, XXII and XXIII which total 1.6 million acres. In southwest Ecuador, the Company owns a non-operating net profits interest in a producing property. BPZ Energy trades as BPZ Resources, Inc. on both the New York Stock Exchange and the Bolsa de Valores in Lima under ticker symbol “BPZ”. Please visit www.bpzenergy.com for more information.

FORWARD LOOKING STATEMENT

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as “will,” “expected,” "estimated,” and "prospective," and other similar expressions. These forward-looking statements involve risks and uncertainties.

Our actual results could differ materially from those anticipated in these forward looking statements. Such uncertainties include successful operation of our new platform in Corvina, the success of our project financing efforts, accuracy of well test results, results of seismic testing, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, successful installation of required permanent processing facilities, receipt of all required permits, the successful management of our capital expenditures, and other normal business risks. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

CAUTIONARY STATEMENT REGARDING CERTAIN INFORMATION RELEASES

The U.S. Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only "reserves" that a company anticipates to be economically producible by application of development projects to known accumulations, and there exists or is a reasonable expectation there will exist, the legal right to produce, or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project. We are prohibited from disclosing estimates of oil and gas resources that do not constitute "reserves" in our SEC filings, including any estimates of prospective resources included in this press release.  We may use certain terms in this press release such as “prospective” resources which imply the existence of quantities of resources which the SEC guidelines strictly prohibit U.S. publicly registered companies from including in reported reserves in their filings with the SEC. With respect to "probable" and "possible" reserves, we are required to disclose the relative uncertainty of such classifications of reserves when they are included in our SEC filings. The definition of prospective resources has been excerpted from the Petroleum Resources Management System approved by the Society of Petroleum Engineers (SPE) Board of Directors, March 2007. Prospective resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective resources have both an associated chance of discovery and a chance of development. Prospective resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be sub-classified based on project maturity. Further, the reserves estimates contained in this press release are not designed to be, nor are they intended to represent, an estimate of the fair market value of the reserves.

The Company is aware that certain information concerning its operations and production is available from time to time from Perupetro, an instrumentality of the Peruvian government, and the Ministry of Energy and Mines ("MEM"), a ministry of the government of Peru. This information is available from the websites of Perupetro and MEM and may be available from other official sources of which the Company is unaware. This information is published by Perupetro and MEM outside the control of the Company and may be published in a format different from the format used by the Company to disclose such information, in compliance with SEC and other U.S. regulatory requirements.

Additionally, the Company’s joint venture partner in Block Z-1, Pacific Rubiales Energy Corp. (“PRE”), is a Canadian public company that is not listed on a U.S. stock exchange, but is listed on the Toronto (TSX), Bolsa de Valores de Colombia (BVC) and BOVESPA stock exchanges. As such PRE may be subject to different information disclosure requirements than the Company. Information concerning the Company, such as information concerning energy reserves, may be published by PRE outside of our control and may be published in a format different from the format the Company uses to disclose such information, incompliance with SEC and other U.S. regulatory requirements.

The Company provides such information in the format required, and at the times required, by the SEC and as determined to be both material and relevant by management of the Company. The Company urges interested investors and third parties to consider closely the disclosure in our SEC filings, available from us at 580 Westlake Park Blvd., Suite 525, Houston, Texas 77079; Telephone: (281) 556-6200. These filings can also be obtained from the SEC via the internet at www.sec.gov.

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Investor and Media Contact:

A. Pierre Dubois

Director, Investor Relations & Corporate Communications

BPZ Energy

1-281-752-1240

pierre_dubois@bpzenergy.com